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                                                                    EXHIBIT 16.1


December 14, 2005



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549



Ladies and Gentlemen:

This letter is delivered by Virchow, Krause & Company, LLP in connection with the filing by Diametrics Medical, Inc. with the Securities and Exchange Commission of a Current Report on Form 8-K dated December 14, 2005.

We have reviewed the contents of Item 4.01 of such Current Report and agree with the statements contained therein as it relates to statements pertaining to Virchow, Krause & Company, LLP.




Sincerely yours,

/s/ Virchow, Krause & Company, LLP